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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------
                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   -----------

                         RIO VISTA ENERGY PARTNERS L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                              20-0153267
      (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

               820 GESSNER ROAD, SUITE 1285, HOUSTON, TEXAS 77024
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (713) 467-8235

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                   -----------

        SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: None.

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                              Name of each exchange on which
Title of class to be so registered              class is to be registered
----------------------------------            ------------------------------
Common Units Representing Limited               The Nasdaq National Market
Partner Interests

                                ----------------

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                         RIO VISTA ENERGY PARTNERS L.P.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

               CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

         Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.


Item No.            Caption                                  Location in Information Statement
--------            -------                                  ---------------------------------
1.                  Business                                 "Business;" "Unaudited Pro Forma Condensed
                                                             Consolidated Financial Information;" "Risk
                                                             Factors;" and "Consolidated Financial
                                                             Statements"

2.                  Financial Information                    "Unaudited Pro Forma Condensed Consolidated
                                                             Financial Information;" "Selected Financial
                                                             Data;" "Management's Discussion and Analysis
                                                             of Financial Condition and Results of
                                                             Operation;" "Business-Quantitative and
                                                             Qualitative Disclosure about Market Risk;"
                                                             and "Consolidated Financial Statements"

3.                  Properties                               "Business- Properties"

4.                  Security Ownership of Certain            "Security Ownership of Certain Beneficial
                    Beneficial Owners and                    Owners and Management"
                    Management

5.                  Managers and Executive Officers          "Management"

6.                  Executive Compensation                   "Management- Executive Compensation";
                                                             "Management- Compensation of Managers"

7.                  Certain Relationships and Related        "Certain Relationships and Related
                    Transactions                             Transactions" and "Arrangements between Rio
                                                             Vista and Penn Octane Relating to the
                                                             Distribution."


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
8.                  Legal Proceedings                        "Business- Legal Proceedings"

9.                  Market Price of and Distributions        "The Distribution-Approval and Trading of
                    on the Registrant's Common Units         Common Units;" "The Distribution-Treatment
                    and Related Unitholder Matters           of Warrants;" "Risk Factors;" "Cash
                                                             Distribution Policy;" "Security Ownership of
                                                             Certain Beneficial Owners and
                                                             Management-Securities Authorized for
                                                             Issuance under Equity Compensation Plans;"
                                                             "The Partnership Agreement-Registration
                                                             Rights"

10.                 Recent Sales of Unregistered             Not included. (See Part II Item 10)
                    Securities

11.                 Description of Registrant's              "Description of Common Units of Rio Vista;"
                    Securities to be Registered              "The Partnership Agreement;" "Cash
                                                             Distribution Policy;" "Resale of Common
                                                             Units Received in the Distribution"

12.                 Indemnification of Managers and          "Liability and Indemnification of Officers
                    Officers                                 and Managers"

13.                 Financial Statements and                 "Unaudited Pro Forma Condensed Consolidated
                    Supplementary Data                       Financial Information;" and Consolidated
                                                             Financial Statements"

14.                 Changes in and Disagreements with        None.
                    Accountants and Accounting and
                    Financial Disclosure

15.                 Financial Statements and Exhibits        "Index to Consolidated Financial Statements"

II.      INFORMATION NOT INCLUDED IN INFORMATION STATEMENT.

ITEM 10.            RECENT SALES OF UNREGISTERED SECURITIES.

         We were formed as a limited partnership in Delaware on July 10, 2003 under the name "Rio Vista Energy Partners L.P." We issued all of our common units to Penn Octane Corporation, a Delaware corporation, representing a 98% limited partner interest in us for $980.00, and a 2% general partner interest to Rio Vista GP LLC, a Delaware limited liability company and our sole general partner, for $20.00. These issuances were exempt from

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registration under the Securities Act of 1933, as amended, pursuant to Section
4(2) thereof because they did not involve any public offering of securities.

         We granted Shore Capital LLC, designee of Richard Shore, Jr., President of Penn Octane, the option, exercisable after the date of the distribution, to purchase 97,415 of our common units at a per unit exercise price of $8.47, and Penn Octane granted Shore Capital LLC the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $120,000 (prior to any investment in the general partner by a third party). The option is exercisable for a period of three years from the grant date. Pursuant to an option agreement dated July 10, 2003, Jerome B. Richter, Chief Executive Officer of Penn Octane, has the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $120,000. The estimated range of the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution is equal to one-half of one percent of an estimated range of values between $11.4 million and $23.5 million of the assets to be transferred to our operating partnership by Penn Octane. See "The Distribution--Material Federal Income Tax Consequences of the Distribution--Federal Income Tax Consequences of the Distribution to Penn Octane." The actual exercise price of options of Shore Capital LLC and Jerome B. Richter to purchase interests in our general partner will equal one-half of one percent of the actual tax basis of the assets transferred to our operating partnership immediately after the transfer, which tax basis could be more or less than the estimated range. These issuances were granted as compensation to Jerome B. Richter and Richard Shore, Jr. as compensation for past and future services and were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because they will not involve any public offering of securities.

ITEM 15.            FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following financial statements are filed as part of this registration statement:


                  (i) Audited Financial Statements of Rio Vista Energy Partners L.P. and the Division of Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.:

                           Report of Independent Certified Public Accountants



                           Audited Consolidated Balance Sheet as of December 31, 2003


                           Report of Independent Certified Public Accountants

                           Consolidated Balance Sheets as of July 31, 2003 and 2002

                           Consolidated Statements of Operations for the Years Ended July 31, 2003, 2002 and 2001

                           Consolidated Statements of Cash Flows for the Years Ended July 31, 2003, 2002 and 2001




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                  (ii)     Unaudited Financial Statements of the Division of
Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.

                           Independent Certified Public Accountants' Review
                           Report

                           Consolidated Balance Sheets for July 31, 2003 and October 31, 2003

                           Consolidated Statements of Operations for the Three Months Ended October 31, 2002 and 2003

                           Consolidated Statement of Cash Flows for the Three Months Ended October 31, 2002 and 2003

                  (iii)    Audited Financial Statements of Penn Octane
Corporation:

                           Report of Independent Certified Public Accountants

                           Consolidated Balance Sheets for the Years Ended July 31, 2003 and 2002

                           Consolidated Statements of Operations for the Years Ended July 31, 2001, 2002 and 2003

                           Consolidated Statements of Stockholders' Equity for the Years Ended July 31, 2001, 2002 and 2003

                           Consolidated Statement of Cash Flows for the Years Ended July 31, 2001, 2002 and 2003

                  (iv)     Unaudited Financial Statements of Penn Octane
Corporation:

                           Independent Certified Public Accountants' Review
                           Report

                           Consolidated Balance Sheets for July 31, 2003 and October 31, 2003

                           Consolidated Statements of Operations for the Three Months Ended October 31, 2002 and 2003

                           Consolidated Statement of Cash Flows for the Three Months Ended October 31, 2002 and 2003

         (b)      Exhibits:


Exhibit No.                         Description
-----------                         -----------
2.1*                Form of Distribution Agreement by and between Rio Vista
                    Energy Partners L.P. and Penn Octane Corporation.

3.1*                Certificate of Limited Partnership of Rio Vista Energy
                    Partners L.P.

3.2**               Form of First Amended and Restated Agreement of Limited


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
                    Partnership of Rio Vista Energy Partners L.P.

3.3*                Certificate of Limited Partnership of Rio Vista Operating
                    Partnership L.P.

3.4*                Form of First Amended and Restated Agreement of Limited
                    Partnership of Rio Vista Operating Partnership L.P.

3.5*                Certificate of Formation of Rio Vista GP LLC

3.6*                Form of Amended and Restated Limited Liability Company
                    Agreement of Rio Vista GP LLC

3.7*                Certificate of Formation of Rio Vista Operating GP LLC

3.8*                Limited Liability Company Agreement of Rio Vista Operating
                    GP LLC

4.1*                Specimen Unit Certificate for Common Units (contained in
                    Exhibit 3.2)

10.1*               Form of Contribution, Conveyance and Assumption Agreement

10.2*               Form of Omnibus Agreement

10.3*               Form of Purchase Contract for sale of LPG by Penn Octane
                    Corporation to Rio Vista Operating Partnership L.P.

10.4** Form of Unit Purchase Option between Penn Octane Corporation and Shore Capital LLC

10.5** Form of Unit Purchase Option between Penn Octane Corporation and Jerome B. Richter

10.6**              Form of Unit Option Agreement between Rio Vista Energy
                    Partners L.P. and Shore Capital LLC

10.7* Forms of Warrants to Purchase Common Units to be issued to Penn Octane warrantholders

10.8**              Form of Voting Agreement among Penn Octane Corporation,
                    Jerome B. Richter and Shore Capital LLC

10.9**              Employment Agreement between Penn Octane Corporation and
                    Richard Shore, Jr. dated effective May 13, 2003

21*                 List of Subsidiaries of Rio Vista Energy Partners L.P.

99.1                Rio Vista Energy Partners L.P. Information Statement

99.2*               Fairness Opinion of Houlihan Lokey Howard & Zukin Financial
                    Advisors, Inc.



         * Previously filed as an exhibit to the Form 10 filed September 18, 2003 (SEC File No. 0-50394).



         **       Previously filed as an exhibit to the Form 10/A filed February
13, 2004 (SEC File No. 0-50394).

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                         RIO VISTA ENERGY PARTNERS L.P.

                                         By: Rio Vista GP LLC, its
                                             General Partner

                                             By: /s/ Richard Shore, Jr.
                                                --------------------------
                                             Richard Shore, Jr., President


Dated: March 8, 2004

                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------
2.1*                Form of Distribution Agreement by and between Rio Vista
                    Energy Partners L.P. and Penn Octane Corporation.

3.1*                Certificate of Limited Partnership of Rio Vista Energy
                    Partners L.P.

3.2**               Form of First Amended and Restated Agreement of Limited
                    Partnership of Rio Vista Energy Partners L.P.

3.3*                Certificate of Limited Partnership of Rio Vista Operating
                    Partnership L.P.

3.4*                Form of First Amended and Restated Agreement of Limited
                    Partnership of Rio Vista Operating Partnership L.P.

3.5*                Certificate of Formation of Rio Vista GP LLC

3.6*                Form of Amended and Restated Limited Liability Company
                    Agreement of Rio Vista GP LLC

3.7*                Certificate of Formation of Rio Vista Operating GP LLC

3.8*                Limited Liability Company Agreement of Rio Vista Operating
                    GP LLC

4.1*                Specimen Unit Certificate for Common Units (contained in
                    Exhibit 3.2)

10.1*               Form of Contribution, Conveyance and Assumption Agreement

10.2*               Form of Omnibus Agreement

10.3*               Form of Purchase Contract for sale of LPG by Penn Octane
                    Corporation to Rio Vista Operating Partnership L.P.

10.4** Form of Unit Purchase Option between Penn Octane Corporation and Shore Capital LLC

10.5** Form of Unit Purchase Option between Penn Octane Corporation and Jerome B. Richter

10.6**              Form of Unit Option Agreement between Rio Vista Energy
                    Partners L.P. and Shore Capital LLC

10.7* Forms of Warrants to Purchase Common Units to be issued to Penn Octane warrant holders

10.8**              Form of Voting Agreement among Penn Octane Corporation,
                    Jerome B. Richter and Shore Capital LLC

10.9**              Employment Agreement between Penn Octane Corporation and
                    Richard Shore, Jr. dated effective May 13, 2003 21* List of
                    Subsidiaries of Rio Vista Energy Partners L.P.

99.1                Rio Vista Energy Partners L.P. Information Statement

99.2*       Fairness Opinion of Houlihan Lokey Howard & Zukin Financial
            Advisors, Inc.



         * Previously filed as an exhibit to the Form 10 filed September 18, 2003 (SEC File No. 0-50394).



         ** Previously filed as an exhibit to the Form 10/A filed February 13, 2004 (SEC File No. 0-50394).